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                                                                       Exhibit 4


                                 FIRST AMENDMENT
                                       TO
                                RIGHTS AGREEMENT

               FIRST AMENDMENT dated as of September 30, 1999 (this "Amendment"), between Worthington Foods, Inc., an Ohio corporation (the "Company"), and National City Bank, a national banking association (the "Rights Agent").

               WHEREAS, the above-mentioned parties have previously entered into that certain Rights Agreement dated as of June 13, 1995 (the "Agreement");

               WHEREAS, the Company will be entering into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 30, 1999, among the Company, Kellogg Company ("Kellogg") and WF Acquisition Inc., an Ohio corporation and a wholly-owned subsidiary of Kellogg ("Merger Subsidiary"), whereby Merger Subsidiary will merge with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement;

               WHEREAS, the Board of Directors of the Company deems it desirable and in the best interests of its shareholders that the transactions contemplated by the Merger Agreement be consummated;

               WHEREAS, in order to facilitate the Merger contemplated by the Merger Agreement and in order to satisfy Section 3.20 of the Merger Agreement, the Company desires to amend the Agreement to affirmatively provide that no "Shares Acquisition Date", "Distribution Date" or "Change of Control" shall occur and neither Kellogg nor Merger Subsidiary nor any "Affiliate" or "Associate" of Kellogg or Merger Subsidiary shall become an "Acquiring Person" by reason or as a result of the consummation of the Merger or any other transactions contemplated by the Merger Agreement and that the Agreement will terminate immediately prior to the consummation of the Merger and following the redemption of the Rights issued pursuant to the Agreement;

               WHEREAS, the parties hereto wish to amend the Agreement in the manner set forth below.

               NOW, THEREFORE, the parties hereto agree as follows:

               1. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the Agreement, and each reference in the Agreement to "this Agreement," "hereof," "herein," "hereunder" or "hereby" and each other similar reference shall be deemed to refer to the Agreement as amended hereby. All references to the Agreement in any other agreement between or among any of the parties hereto relating to the transactions contemplated by the Agreement shall be deemed to refer to the Agreement as amended hereby.

               2. The definition of "Acquiring Person" in Section 1 of the Agreement is hereby amended by replacing it in its entirety with the following:
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                       "(a) "Acquiring Person" shall mean any Person (as such
term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, without the prior approval of a majority of the Board of Directors of the Company, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial owner of 15% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person;" and provided further, that neither Kellogg nor Merger Subsidiary nor any of their respective Affiliates or Associates shall become an Acquiring Person by reason or as a result of the Merger Agreement or the Merger or any other transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, if a majority of the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement."

               3. The definition of "Change of Control" in Section 1 of the Agreement is hereby amended by replacing it in its entirety with the following:

                       "(e) "Change of Control" shall mean:

                              (i) The acquisition (other than from the Company)
by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, (excluding, for this purpose, the Company or its Subsidiaries, or any employee benefit plan of the Company or its Subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership, (within the meaning of the Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding Common Shares or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

                              (ii) Individuals who, as of the date hereof,
constitute the Board of Directors of the Company (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof who was appointed to the Board by, or whose election, or nomination for election by the Company's stockholders, was approved or recommended by, a vote of at least a majority of the directors then comprising the Incumbent Board (other than an

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Affiliate or Associate of an Acquiring Person) shall be, for the purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                              (iii) Approval by the stockholders of the Company
of a reorganization, merger, or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company. Notwithstanding the foregoing, a "Change of Control" shall not occur by reason or as a result of the Merger Agreement or the Merger or any other transaction contemplated by the Merger Agreement."

               4. The definition of "Shares Acquisition Date" in Section 1 of the Agreement is hereby amended by replacing it in its entirety with the following:

                       "(n) "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such; provided, however, that no Shares Acquisition Date shall occur by reason or as a result of the Merger Agreement or the Merger or any other transaction contemplated by the Merger Agreement."

               5. The following definitions are hereby added to Section 1 of the
Agreement:

               ""Merger" means the merger of Merger Subsidiary with and into the Company upon the terms and subject to the conditions set forth in the Merger Agreement."

               ""Merger Agreement" means the Agreement and Plan of Merger, dated as of September 30, 1999, among the Company, Merger Subsidiary and Kellogg as the same may be amended pursuant to its terms."

               ""Merger Subsidiary" means WF Acquisition Inc., an Ohio corporation and a wholly-owned subsidiary of Kellogg."

               ""Kellogg" means Kellogg Company, a Delaware corporation."

               6. Section 3(a) of the Agreement is hereby amended by replacing it in its entirety with the following:

               "(a) Until the earlier of (i) the tenth Business Day after the Shares Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any Person becomes an Acquiring Person) after the date of the commencement (determined in accordance with Rule 14d-2 under the Exchange Act) by any person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary or the Company or

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any entity holding Common Shares for or pursuant to the terms of any such plan)
to commence, a tender or exchange offer the consummation of which would result in any person becoming the Beneficial Owner of Common Shares aggregating 30% or more of the then outstanding Common Shares (the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the Rights (and the right to receive Right Certificates therefor) will be transferable only in connection with the transfer of Common Shares; provided, however, that no Distribution Date shall occur by reason or as a result of the Merger Agreement or the Merger or any other transaction contemplated by the Merger Agreement. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right for each Common Shares so held (subject to adjustment as provided herein). As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates."

               7. A new Section 34 is hereby added to the Agreement reading in its entirety as follows:

               "This Agreement will terminate in all respects immediately prior to the consummation of the Merger upon redemption of all then outstanding Rights."

               8. This Amendment shall be governed by and construed in accordance with the laws of Ohio.

               9. This Amendment may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               10. Except as expressly amended hereby, the Agreement shall remain in full force and effect.

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               IN WITNESS WHEREOF, this Amendment has been duly executed by the respective authorized officers of the parties hereto, in each case as of the day and year first above written.


                                         WORTHINGTON FOODS, INC.

                                         By: /s/ Dale E. Twomley
                                            ------------------------------
                                            Name: Dale E. Twomley
                                            Title: Chairman, President and CEO


                                         NATIONAL CITY BANK, as Rights Agent

                                         By: /s/ Sherry L. Damore
                                            ------------------------------
                                            Name: Sherry L. Damore
                                            Title: Vice President

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